Exhibit 99.1
Clear Channel Communications Announces Second Amendment to Merger Agreement with
Private Equity Group Co-Led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P.
Unaffiliated Shareholders Can Elect to Receive $39.20 Per Share in Cash, or Shares in New
Corporation Formed to Acquire Clear Channel
Board of Directors Unanimously Approved Amendment and Merger
Special Meeting of Shareholders to be Rescheduled
SAN ANTONIO—(BUSINESS WIRE)—Clear Channel Communications, Inc. (NYSE:CCU) today announced that it has entered into a second amendment to its previously announced merger agreement with a private equity group co-led by Thomas H. Lee Partners, L.P. and Bain Capital Partners, LLC. Under the terms of the merger agreement, as amended, Clear Channel shareholders will receive $39.20 in cash for each share they own plus additional per share consideration, if any, if the closing of the merger occurs after December 31, 2007. This is an increase from the previous cash consideration of $39.00 per share.
As an alternative to receiving the $39.20 per share cash consideration, Clear Channel’s unaffiliated shareholders will be offered the opportunity on a purely voluntary basis to exchange some or all of their shares of Clear Channel common stock on a one-for-one basis for shares of Class A common stock in the new corporation formed by the private equity group to acquire Clear Channel, plus the additional per share consideration, if any.
The board of directors of Clear Channel, with the interested directors recused from the vote, has unanimously approved the second amendment to the merger agreement and recommends that the shareholders approve the amended merger agreement and the merger. The board of directors of Clear Channel makes no recommendation with respect to the voluntary stock election or the Class A common stock of the new corporation.
The total number of Clear Channel shares that may elect to receive shares in the new corporation is approximately 30.6 million. These shares would have a total value of approximately $1.2 billion (at the $39.20 per share cash consideration) and represent approximately 30% of the outstanding capital stock of the new corporation immediately following the closing of the merger. The terms of the merger agreement, as amended, provide that no shareholder will be allocated a number of shares representing more than 9.9% of the outstanding capital stock of the new corporation immediately following the closing of the merger.
If Clear Channel shareholders elect to receive more than the allocated number of shares of the Class A common stock of the new corporation, then the shares will be allocated to shareholders who elect to receive them on a pro-rata basis. Those Clear Channel shareholders electing to receive shares of the new corporation will receive $39.20 per share for any such Clear Channel shares that are not so exchanged. The election process will occur at the time of the shareholder vote on the merger, and will be described fully in an updated proxy statement and prospectus that will be mailed to Clear Channel shareholders.
The merger agreement, as amended, includes provisions limiting the fees payable to the private equity group in the transaction, and requiring that the board of directors of the new corporation at all times include at least two independent directors.
The shares of the new corporation to be issued to Clear Channel shareholders who elect to receive them in exchange for their existing shares will be registered with the Securities and Exchange Commission, but will not be listed on any exchange.
The special meeting of Clear Channel shareholders scheduled for May 22, 2007 will not be held. Clear Channel will set the new meeting and record date for a special meeting of shareholders after filing the

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updated proxy statement and prospectus with the Securities and Exchange Commission. The annual meeting of Clear Channel shareholders on May 22, 2007 will be held as scheduled.
Shareholders with questions about the merger or how to vote their shares should call Clear Channel’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-456-3427.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in “gone-from-home” entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, Clear Channel’s businesses include radio, television and outdoor displays. More information is available at www.clearchannel.com.
About Bain Capital Partners, LLC (“Bain Capital”)
Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $40 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including investments in a broad range of companies such as Burger King, HCA, Warner Chilcott, Toys “R” Us, AMC Entertainment, Sensata Technologies, Burlington Coat Factory and ProSiebenSat1 Media. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.
About Thomas H. Lee Partners, L.P. (“THL Partners”)
THL Partners is one of the oldest and most successful private equity investment firms in the United States. Since its founding in 1974, THL Partners has become the preeminent growth buyout firm, investing approximately $12 billion of equity capital in more than 100 businesses with an aggregate purchase price of more than $100 billion, completing over 200 add-on acquisitions for portfolio companies, and generating superior returns for its investors and partners. The firm currently manages approximately $20 billion of committed capital. Notable transactions sponsored by the firm include Dunkin Brands, Univision, Nielsen, Michael Foods, Houghton Mifflin Company, Fisher Scientific, Experian, TransWestern, Snapple Beverage and ProSiebenSat1 Media.
Important Additional Information Regarding the Merger and Where to Find It:
Clear Channel and the new corporation issuing the Class A common stock will file with the Securities and Exchange Commission (The “SEC”) a joint registration statement on Form S-4 that will contain a joint proxy statement/prospectus and other documents regarding the proposed transaction. Before making any voting or investment decisions, security holders of Clear Channel are urged to read the proxy statement/prospectus and all other documents regarding the acquisition, carefully in their entirety, when they become available because they will contain important information about the proposed transaction. Security holders of Clear Channel may obtain free copies of the proxy statement/prospectus (when it becomes available) and other documents filed with, or furnished to, the SEC at the SEC’S website at http://www.sec.gov. In addition, a shareholder who wishes to receive a copy of these materials (when they become available), without charge, should submit this request to Clear Channel’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at 877-456-3427.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to

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completion of the merger, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval by the Federal Communications Commission; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts
Clear Channel Communications, Inc., San Antonio:
Investors:
Randy Palmer, 210-822-2828
Senior Vice President of Investor Relations
or
Media:
Lisa Dollinger, 210-822-2828
Chief Communications Officer
or
Brainerd Communicators Media:
Diana Brainerd, 212-986-6667
or
Joele Frank, Wilkinson Brimmer Katcher:
Joele Frank or Steve Frankel, 212-355-4449
or
Kekst and Company:
Jeffrey Taufield, 212-521-4815
or
Bain Capital Partners Media:
Alex Stanton, 212-780-0701
or
Thomas H. Lee Partners Media:
Matt Benson, 415-618-8750
Robin Weinberg, 212-687-8080

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